FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


         Date of Report (Date of earliest event reported): July 14, 2003



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


              15165 Ventura Blvd. Suite 400 Sherman Oaks, CA 91403
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437




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Item 1.         Changes in Control of Registrant

          None


Item 2.         Acquisition or Disposition of Assets

                         On June 28th,  2003, The Hartcourt  Companies,  Inc., a
                    Utah Corporation (Registrant), signed a definitive agreement to purchase of 51% of all of the interest of Zhongnan Group ("Zhongnan"), for a total consideration of $4,176,807. The purchase price will be paid by issuance of 7,013,950 restricted common shares of the Registrant. In the agreement, the Registrant also committed to acquire 51% of all of the interest of WenZhou Huaqing Monitor Company Ltd. for a total consideration of $834,545 by issuance of 1,401,420 restricted common shares of the Registrant.

                         Zhongnan,  founded in 1996, owns and operates 16 stores
                    in Wenzhou area and surrounding areas, completed with service centers and warehouse distribution. The stores provide customers with latest computer hardware, software, technical services and other digital products.

                         The   Registrant   does  not  intend  any   changes  in
                    management and will operate Zhongnan as a subsidiary of the Registrant.


Item 3.         Bankruptcy or Receivership

          None


Item 4.         Changes in Registrant's Certifying Accountant

          None

Item 5.         Other Events

          None


Item 6.         Resignation of Registrant's Directors

          None

Item 7.         Financial Statements and Exhibits

                         The unaudited pro forma condensed financial  statements
                    will be filed at a later date.

Item 8.         Change in Fiscal Year

          None



                                    SIGNATURE


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  THE HARTCOURT COMPANIES INC.



Dated: July 14, 2003                               By: /s/ David Chen
                                                   -----------------------
                                                   David Chen
                                                   Chief Executive Officer